SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      NOVEMBER 4, 2002
                                                 -----------------------------
                                                     (SEPTEMBER 26, 2002)
                                                 -----------------------------


                           FIRST SECURITY GROUP, INC.
                    ----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


         TENNESSEE                   000-49747                 58-2461486
         ---------                   ---------                 ----------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)         Identification Number)


817 BROAD STREET, CHATTANOOGA, TENNESSEE                           37402
----------------------------------------                           -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (423) 266-2000
                                                     --------------


                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On October 17, 2002, First Security Group, Inc. ("FSG") signed a definitive Agreement and Plan of Share Exchange (the "Agreement") which provides for the acquisition by FSG of Premier National Bank of Dalton (the "Bank"), Dalton, Georgia, through the exchange of each issued and outstanding share of stock of the Bank for 0.425 shares of common stock of FSG.

     The share exchange is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     Consummation of the share exchange is subject to various conditions, including approval of the Agreement by holders of two-thirds of the common stock of the Bank, as required under the National Bank Act, receipt of customary banking regulatory approvals and satisfaction of certain other conditions.

     Each of the Bank's directors and executive officers has entered into an agreement with FSG which provides that each such person has agreed to vote his or her shares of Bank stock in favor of the share exchange.

     On September 26, 2002, the FSG board increased the number of its members from 7 to 9 members and elected H. Pat Wood and Lloyd L. "Monty" Montgomery III to fill the vacancies created. On October 23, 2002, the FSG Board, based on an October 16, 2002 recommendation from the board's Executive Committee, increased the number of its members from 9 to 10 and elected Carol H. Jackson to fill the vacancy created. Additional information concerning the new board members is included in the press release attached as Exhibit 99.2


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)     Exhibits

     99.1    Press Release, dated October 18, 2002

     99.2    Press Release, dated October 16, 2002

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            FIRST SECURITY GROUP, INC.



                            By:  /s/ Rodger B. Holley
                               ------------------------------------------------
                                 Rodger B. Holley
                                 Chairman, Chief Executive Officer and President



Date:  November 4, 2002


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